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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
DIGITAL RIVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed: April 19, 2002

[LOGO]

APRIL 22, 2002

Dear Stockholder:

        On behalf of Digital River, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 3:30 p.m. local time on Monday, May 20, 2002, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. At the meeting, stockholders will be asked to elect one director to hold office until the 2005 Annual Meeting of Stockholders. The accompanying Notice and Proxy Statement describes this proposal.

        The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided or if eligible, cast your vote via the Internet in accordance with the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

        We appreciate your interest in the Company.

Very truly yours,
/s/ Joel A. Ronning JOEL A. RONNING CHIEF EXECUTIVE OFFICER

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2002

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Monday, May 20, 2002 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

1.
To elect one director to hold office until the 2005 Annual Meeting of Stockholders.

2.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 22, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Tony Verbeten TONY VERBETEN SECRETARY
Eden Prairie, Minnesota April 22, 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 20, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, May 20, 2002, at 3:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about APRIL 22, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on March 22, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 22, 2002, the Company had outstanding and entitled to vote 26,583,884 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET

        Stockholders may grant a proxy to vote their shares by means of the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name or in the Name of a Broker or Bank

        Stockholders of record may go to http://www.proxyvote.com to grant a proxy to vote shares of Company Common Stock by means of the Internet. You will be required to provide the 12 digit control number contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired.

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet.

General Information for All Shares Voted Via the Internet

        Votes submitted via the Internet must be received by 12:00 noon, Eastern Daylight Time, on Friday, May 17, 2002. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is December 23, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given written notice delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 19, 2003 nor earlier than the close of business on January 20, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of seven members and there is currently one vacant Board seat. There is one director in the class whose term of office expires in 2002. The nominee for election to this class, Thomas F. Madison, is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, Mr. Madison would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Madison. In the event that Mr. Madison should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Mr. Madison has agreed to serve if elected, and management has no reason to believe that he will be unable to serve.

        Set forth below is biographical information for Mr. Madison and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

THOMAS F. MADISON

        Mr. Madison has served as a director of the Company since August 1996. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. Since August 1999, Mr. Madison has served as Chairman of AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison serves as a director of Valmont Industries Inc., ACI Telecentrics, Delaware Group of Funds and Rimage Corporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

TIMOTHY C. CHOATE

        Mr. Choate has served as a director of the Company since May 1998. Mr. Choate has been Chairman of Aptimus, Inc. (formerly FreeShop International, Inc.), a provider of online direct marketing services, since its inception in June 1997. Mr. Choate has been Aptimus, Inc.'s President and Chief Executive Officer since March 1998. Mr. Choate co-founded Online Interactive, Inc., the original parent company of Aptimus, Inc., in June 1994, and served as President, Chief Executive Officer and Chairman until February 1997 and Chairman until July 1997. Mr. Choate served as a Vice President of MicroWarehouse, Inc., a catalog retailer and direct marketer of personal computers, software and peripherals, from July 1997, when it acquired Online Interactive, Inc., until February 1998. From February 1991 to May 1994, Mr. Choate held various positions, most recently President, at Softdisk Publishing, LLC., a private company marketing monthly software subscriptions and selling software through online stores. From February 1989 until February 1991, Mr. Choate was a Senior Marketing Manager at Prodigy Services Company. Mr. Choate serves as a director of Aptimus, Inc.

WILLIAM LANSING

        Mr. Lansing has served as a director of the Company since November 1998. Mr. Lansing is currently a general partner at General Atlantic Partners. Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. and most recently served as Chairman and Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was a partner at McKinsey & Co. where he led the firm's Internet practice. Mr. Lansing serves as a director of Aptimus, Inc., EXE Technologies, Inc., NBCi and Net Perceptions, Inc.

FREDERIC SEEGAL

        Mr. Seegal has served as a director of the Company since June 2000. Since January 2002, Mr. Seegal has been a senior advisor to Dresdner Kleinwort Wasserstein, Inc. From 1994 to 2002, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers. From 1982 to 1990, Mr. Seegal led Lehman Brothers investment banking activities in the Media & Communications Industries, where he was Managing Director of Lehman Brothers.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

JOEL A. RONNING

        Mr. Ronning founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. In February 2001, Mr. Ronning was elected to the Office of the President. From February 1994 to July 1998, Mr. Ronning was also President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products. From May 1995 to July 1998, Mr. Ronning served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared. Mr. Ronning founded MacUSA, Inc., formerly a wholly-owned subsidiary of Tech Squared, and served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

PERRY W. STEINER

        Mr. Steiner has served as a director of the Company since April 1998 and served as President of the Company from July 1998 to February 2001. Since February 2001, Mr. Steiner has served as a Managing Director of Arlington Capital Partners, a private equity fund. From January 1997 to July 1998, Mr. Steiner served as Vice President of Wasserstein Perella & Co., Inc. and as Vice President of Wasserstein Perella Ventures, Inc. From June 1993 to December 1996, Mr. Steiner was a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West.

J. PAUL THORIN

        Mr. Thorin has served as a director of the Company since June 1996. Since September 2000, Mr. Thorin has served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company. From July 2000 to September 2000, Mr. Thorin served as Vice President and General Counsel of Mindmaker, Inc., a developer of artificial intelligence technologies. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited and from June 1997 to July 2000 as its Vice President and General Counsel.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001, the Board of Directors held six meetings and acted by unanimous written consent four times. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; consults with the independent auditors and discusses with senior management the scope and quality of controls; and receives and considers the independent auditors' comments as to audit and financial controls, adequacy of staff and management performance and procedures. The Audit Committee is composed of three non-employee directors: Messrs. Choate, Madison and Thorin. It met two times during the last fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards). The Board of Directors has adopted a written Audit Committee Charter. A copy of the Audit Committee Charter was attached to the Company's proxy statement for the annual meeting of stockholders held on May 3, 2001.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Thorin. It met one time during the last fiscal year.

        During the fiscal year ended December 31, 2001, each director except Messrs. Seegal and Thorin attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served. Mr. Seegal was unable to attend two regular meetings of the Board and one special meeting of the Board held during the fiscal year ended December 31, 2001. Mr. Thorin was unable to attend one regular meeting of the Board and one special meeting of the Board held during the fiscal year ended December 31, 2001; however, he attended all meetings of the Audit Committee and the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934 (the "1934 Exchange Act").

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto.

REVIEW WITH MANAGEMENT

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

        The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with Arthur Andersen LLP its independence from the Company.

CONCLUSION

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2001.

SELECTION OF INDEPENDENT AUDITORS

        Arthur Andersen LLP has served as the Company's independent auditors for each of the fiscal years since the Company's initial public offering. On March 14, 2002, the SEC announced regulatory actions providing guidance to issuers whose financial statements are being audited by Arthur Andersen LLP. Issuers must obtain from Arthur Andersen LLP certain representations concerning audit quality controls, including representations regarding the continuity of Andersen LLP personnel working on the audit, the availability of national office consultation, and the availability of personnel at foreign affiliates of Arthur Andersen LLP to conduct relevant portions of the audit.

        The Company has not yet addressed this recently released regulatory guidance by the SEC as it relates to the Company's selection of independent auditors for its fiscal year ending December 31, 2002. No selection of the Company's independent auditors for the fiscal year ending December 31, 2002 has been made by the Board of Directors. Accordingly, the Company is not seeking stockholder ratification of the selection of independent auditors in this proxy statement.

AUDIT FEES

        During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $108,500.

ALL OTHER FEES

        During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen LLP for professional services other than audit fees were $163,000.

AUDITOR'S INDEPENDENCE

        The Audit Committee has determined that the rendering of all other non-audit services by Arthur Andersen LLP is compatible with maintaining the auditor's independence.

AUDIT COMMITTEE

Timothy C. Choate, Chairman
Thomas F. Madison
J. Paul Thorin

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Fujitsu Limited 1-1 Kamikodanaka 4-Chome Nakahara-Ku Kawasaki 211 Japan	1,645,333	6.19%
Joel A. Ronning(2)	1,725,081	6.36%
Timothy C. Choate(3)	31,089	*
Gary V. Howorka, Ph.D.(4)	16,428	*
Jay A. Kerutis(5)	75,375	*
William Lansing(6)	102,699	*
Thomas F. Madison(7)	53,832	*
Frederic Seegal(8)	10,000	*
Perry W. Steiner(8)	58,166	*
Robert E. Strawman(9)	99,598	*
J. Paul Thorin(8)	32,499	*
All directors and executive officers as a group (10 persons)(10)	2,204,767	8.02%

*
Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Applicable percentages are based on 26,566,406 shares outstanding on March 1, 2002, adjusted as required by rules promulgated by the SEC.

(2)
Includes 548,437 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(3)
Includes 29,999 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(4)
Includes 16,250 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002

(5)
Includes 71,875 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(6)
Includes 47,499 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(7)
Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(8)
Represents shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(9)
Includes 83,625 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(10)
Includes 918,350 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Prior to 2002, non-employee directors did not receive any cash compensation for their services as members of the Board of Directors, although they were reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. From time to time, certain non-employee directors of the Company have received discretionary grants of options to purchase shares of the Company's Common Stock. During 2001 and pursuant to the 1999 Non-Officer Stock Option Plan, Messrs. Choate, Lansing, Madison, Seegal and Thorin were each granted options to purchase 60,000 shares of the Company's Common Stock and Mr. Steiner was granted options to purchase 90,000 shares of the Company's Common Stock. The weighted average exercise price per share of these grants is $5.125 (based on the closing sale price on the Nasdaq National Market on the date of each grant). Non-employee directors exercised options to purchase 586,684 shares of Common Stock during 2001.

        Beginning in 2002, non-employee directors will receive cash compensation of $1,000 for each regular Board meeting they attend. In addition, each non-employee director will receive an annual option grant to purchase 10,000 shares of the Company's Common Stock, vesting on a quarterly basis over a two-year period. Each chairman of the Audit, Compensation and Finance Committees will receive an additional annual option grant of 7,500, 5,000 and 5,000 shares, respectively, which will also vest on a quarterly basis over a two-year period.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other three most highly compensated executive officers that received compensation in excess of $100,000 in fiscal year 2001 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Joel A. Ronning Chief Executive Officer; Member of the Office of the President	2001 2000 1999	$225,000 225,000 225,000	$363,750 112,500 112,500	(2) (3) (4)	— — —	1,000,000 200,000 —	$6,250 1,000 1,000
Gary V. Howorka, Ph.D.(5) Chief Technology Officer	2001 2000	200,000 95,513	— 50,000		— —	25,000	— —
Jay A. Kerutis President, Software and Digital Commerce Services Division; Member of the Office of the President	2001 2000 1999	211,000 211,000 171,124	170,000 122,500 87,850	(2) (3) (6)	— — —	80,000 125,000 225,000	5,250 — —
Robert E. Strawman Chief Financial Officer and Treasurer; Member of the Office of the President	2001 2000 1999	140,000 132,500 120,000	77,275 60,000 50,000	(7) (3) (4)	— — —	80,000 40,000 20,000	5,250 — —

(1)
Represents insurance premiums paid by the Company with respect to insurance for the benefit of the Named Executive Officer's family. Also includes $5,250 attributable in fiscal year 2001 to Messrs. Ronning, Kerutis and Strawman for 401(k) matching contributions by the Company.

(2)
Paid in February 2002 for performance in 2001.

(3)
Paid in January 2001 for performance in 2000.

(4)
Paid in February 2000 for performance in 1999.

(5)
Joined the Company in fiscal year 2000 as Chief Technology Officer.

(6)
Includes $70,000 paid in February 2000 for performance in 1999.

(7)
Includes $75,000 Paid in February 2002 for performance in 2001.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1998 Stock Option Plan (the "1998 Plan") and its 1999 Plan (the "1999 Plan"). As of March 1, 2002, options to purchase a total of 1,871,498 shares were outstanding under the 1998 Plan and 1,267,938 shares remained available for grant thereunder. In addition, as of March 1, 2002, options to purchase a total of 4,009,544 were outstanding under the 1999 Plan and 804,727 shares remained available for grant thereunder.

        The following table shows for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Sh)(3)	Expiration Date
					5% ($)	10% ($)
Joel A. Ronning	1,000,000	27.5%	$5.125	2/20/11	$3,223,085	$8,167,930
Gary V. Howorka, Ph.D.	25,000	0.7	$2.59375	1/1/11	40,780	103,344
Jay A. Kerutis	80,000	2.2	$2.59375	1/1/11	130,496	330,702
Robert E. Strawman	80,000	2.2	$2.59375	1/1/11	130,496	330,702

(1)
Stock options generally become exercisable at a rate of 6.25% at the three month anniversary of the vesting commencement date and 6.25% each three months thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2)
Based on options to purchase 3,631,533 shares of the Company's Common Stock granted in the fiscal year ended December 31, 2001.

(3)
All options were granted at the fair market value of the Company's Common Stock on the date of grant.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last fiscal year, separately identifying the exercisable and unexercisable options.

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the Money Options at December 31, 2001(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joel A. Ronning	—	—	453,124	990,626	$5,244,989	$10,608,261
Gary V. Howorka, Ph.D	70,312	$622,095	—	164,688	—	1,648,755
Jay A. Kerutis	—	—	54,062	150,938	572,741	1,686,484
Robert E. Strawman	43,000	431,493	59,250	113,750	481,073	1,257,894

(1)
The value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2)
The valuations are based on the fair market value of the Company's Common Stock on December 31, 2001 of $15.92 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

        In May 1998, the Company entered into an employment and non-competition agreement with Joel A. Ronning, the Company's Chief Executive Officer and a member of the Office of the President. The term of the employment agreement is for a period of two years (the "Expiration Date") with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning's compensation pursuant to the employment agreement consists of a base salary of $225,000. In 2001, Mr. Ronning's compensation also included a cash bonus equivalent to 162% of his base salary based on his and the Company's performance. Beginning in 2002, Mr. Ronning's base salary will be increased to $250,000. In February 2002, Mr. Ronning was granted stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock as part of his compensation. The options vest quarterly over four years. Future annual bonuses and stock option awards will be determined at the discretion of the Board. In the event of Mr. Ronning's termination under certain circumstances, including termination upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount. In the event of a change of control, any unvested and unexercised stock options held by Mr. Ronning will immediately vest and become exercisable. Mr. Ronning has also agreed not to compete with the Company in countries or territories where the Company conducts business for a period of 12 months following termination under certain circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Thorin. No current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INTRODUCTION

        The Company's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three directors who are not employees of the Company. The Committee's determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

PHILOSOPHY

        The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

COMPENSATION PLANS

        The Company's executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

BASE SALARY

        Base salary is targeted at the median level for emerging Internet companies of similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

        The Committee elected to keep the Chief Executive Officer's base salary in 2001 at the 2000 level of $225,000 per year. This reflected the Committee's belief that Mr. Ronning's base salary continued to be at a competitive level for similar Internet companies.

ANNUAL INCENTIVES

        The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 2001 was based on achieving certain revenue and earnings levels. The bonus of $363,750 paid to the Chief Executive Officer for 2001 was based on the pre-established performance goals as described.

EQUITY INCENTIVES

        Long-term equity incentives are provided through grants of stock options to executive officers and other key employees pursuant to the Company's 1998 Stock Option Plan and the Company's 1999 Non-Officer Stock Option Plan (the "Option Plans"). The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options are granted at fair market value and have value only if the Company's stock price increases. Stock options generally vest over a four year period. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

        The Committee establishes the number and terms of options granted under the Option Plans. The Committee encourages executives to build a substantial ownership investment in the Company's Common Stock. The table on page 8 reflects the ownership position of the directors and executive officers at March 1, 2002. Outstanding performance by an individual executive officer is recognized through larger option grants.

        The Committee has delegated authority for granting certain options to a Stock Option Committee made up of the Company's Chief Executive Officer and President of its Software and Digital Commerce Services Division. All options granted by the Stock Option Committee require ratification by the Board of Directors. The Compensation Committee retains the authority to approve option grants to executive officers and directors of the Company.

        Out of a total of 3,631,533 options granted in 2001, executive officers of the Company received grants for 1,185,000 shares, or approximately 33% of the total options granted in 2001. The Committee reviewed Mr. Ronning's performance for 2001 and reviewed market data for similar Internet companies. Based on his 2001 performance and market indicators, the Committee deemed that Mr. Ronning's equity incentive needed to be adjusted. The Committee therefore in early 2002 granted Mr. Ronning an option to purchase 200,000 shares of Common Stock in the Company and additionally in early 2001 granted Mr. Ronning an option to purchase 1,000,000 shares of Common Stock in the Company to bring him to competitive levels with chief executive officers of similar Internet companies.

        The Committee believes that the programs described above provide compensation that is competitive with comparable emerging Internet companies, link executive and stockholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

COMPENSATION COMMITTEE

Thomas F. Madison, Chairman
William Lansing
J. Paul Thorin

PERFORMANCE MEASUREMENT COMPARISON(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on August 11, 1998 (the date the Company's Common Stock began trading on the Nasdaq National Market) for (i) the Company's Common Stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"); and (iii) the JP Morgan H&Q Technology Index. The JP Morgan H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN
AMONG DIGITAL RIVER, INC.,
THE NASDAQ COMPOSITE INDEX
AND THE JP MORGAN H&Q TECHNOLOGY INDEX

CERTAIN TRANSACTIONS

        In fiscal 2001, Fujitsu Limited and a number of its affiliates were clients of the Company's E-Business Services Group, for which Fujitsu Limited and its affiliates paid the Company a total of approximately $500,000 for services rendered. As of March 1, 2002, Fujitsu Limited was the beneficial owner of 6.19% of the outstanding shares of the Company's Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Digital River stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344 or contact Digital River, Inc., Investor Relations at (952) 253-1234. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Tony Verbeten TONY VERBETEN SECRETARY

April 22, 2002

        A copy of the 2001 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2001, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the SEC's World Wide Web site at http://www.sec.gov.

DIGITAL RIVER, INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, May 20, 2002
3:30 p.m.

Radisson Plaza Hotel
35 South 7th Street
Minneapolis, Minnesota 55402

DIGITAL RIVER, INC. 9625 West 76th Street, Suite 150 Eden Prairie, MN 55344	PROXY

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Monday, May 20, 2002 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the purposes stated on the reverse.

        By signing the proxy, you revoke all prior proxies and appoint Joel Ronning and Tony Verbeten, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 22, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

        Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK * * * EASY * * * IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (EDT) on May 17, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•
Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/driv/—QUICK * * * EASY * * * IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (EDT) on May 17, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Digital River, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

v        Please detach here        v

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of director:	01	Thomas F. Madison	☐	Vote FOR the nominee	☐	Vote WITHHELD from the nominee
2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box ☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
COMPENSATION COMMITTEE
PERFORMANCE MEASUREMENT COMPARISON(1)
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS